Exhibit 5.1

767 Fifth Avenue New York, NY 10153-0119 +1 212 310 8000 tel +1 212 310 8007 fax

July 15, 2011

Michael Foods Group, Inc.

301 Carlson Parkway

Suite 400

Minnetonka, Minnesota 55305

Ladies and Gentlemen:

We have acted as counsel to Michael Foods Group, Inc., a Delaware corporation (the “Company”), and Michael Foods, Inc. and Michael Foods of Delaware, Inc., each a Delaware corporation, MFI Food Asia, LLC, a Delaware limited liability company (collectively, the “Delaware Guarantors”) and Abbotsford Farms, Inc., Casa Trucking, Inc., Crystal Farms Refrigerated Distribution Company, MFI International, Inc., Minnesota Products, Inc., Northern Star Co., and Papetti’s Hygrade Egg Products, Inc., each a Minnesota corporation, M. G. Waldbaum Company, a Nebraska corporation, and Farm Fresh Foods, Inc., a Nevada corporation (collectively, the “Covered Guarantors” and together with the Delaware Guarantors, the “Guarantors”) in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-1 (as amended, the “Registration Statement”) with respect to the 9.750% Senior Notes due 2018 (the “Notes”) of the Company. The prospectus in the Registration Statement relates to Notes which may be offered from time to time by affiliates of the Company who acquired Notes in market-making activity. The Notes were issued pursuant to the Indenture, dated as of June 29, 2010 (including all amendments or supplements thereto, the “Indenture”), among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Notes are unconditionally guaranteed on a senior basis by each of the Guarantors pursuant to guarantees contained in the Indenture (the “Guarantees”).

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Registration Statement; (ii) the prospectus, which forms a part of the Registration Statement; (iii) the Indenture, (iv) the opinion delivered by Carolyn V. Wolski, general counsel to the Company and the Guarantors, dated July 15, 2011 (the “Covered Guarantors Opinion”) attached hereto as Exhibit 1 and (v) such corporate and limited liability company records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

Michael Foods Group, Inc. July 15, 2011 Page 2

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and the Guarantors. As to (i) the valid existence of the Covered Guarantors, (ii) that the Covered Guarantors have requisite corporate power and authority to enter into and perform the obligations under the Guarantees and (iii) the due authorization, execution and delivery of the Guarantees by the Covered Guarantors, we have relied upon the Covered Guarantors Opinion.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1.	The Notes constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms.

2.	The Guarantees constitute the legal, valid and binding obligations of each of the Guarantors, enforceable against each of them in accordance with their terms.

The opinions expressed above with respect to validity, binding effect and enforceability are subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm under the caption “Legal Matters” in the Prospectus that is part of the Registration Statement.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP

Exhibit 1

Michael Foods Letterhead

July 15, 2011

Michael Foods Group, Inc.

301 Carlson Parkway

Suite 400

Minnetonka, Minnesota 55305

Ladies and Gentlemen:

I am the Vice President, General Counsel and Secretary to Abbotsford Farms, Inc., Casa Trucking, Inc., Crystal Farms Refrigerated Distribution Company, MFI International, Inc., Minnesota Products, Inc., Northern Star Co., and Papetti’s Hygrade Egg Products, Inc., each a Minnesota corporation, M. G. Waldbaum Company, a Nebraska corporation, and Farm Fresh Foods, Inc., a Nevada corporation (collectively, the “Covered Guarantors”), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-1 (as amended, the “Registration Statement”), with respect to the 9.750% Senior Notes due 2018 (the “Notes”) of Michael Foods Group, Inc., a Delaware corporation (the “Company”). The prospectus in the Registration Statement relates to Notes which may be offered by affiliates of the Company who acquired the Notes in market-making activity. The Notes were issued pursuant to the Indenture, dated as of June 29, 2010 (including all amendments or supplements thereto, the “Indenture”), among the Company, the Guarantors named therein and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Notes are unconditionally guaranteed on a senior basis by each of the Guarantors pursuant to guarantees contained in the Indenture (the “Guarantees”).

I have examined originals or copies (certified or otherwise identified to my satisfaction) of (i) the Registration Statement; (ii) the prospectus, which forms a part of the Registration Statement; (iii) the Indenture; and (iv) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Covered Guarantors, and have made such inquiries of such officers and representatives, as I have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, I have relied upon certificates or comparable documents of officers and representatives of the Covered Guarantors.

Michael Foods Group, Inc.

July 15, 2011

Based on the foregoing, and subject to the qualifications stated herein, I am of the opinion that (i) the Covered Guarantors are validly existing and in good standing under the laws of their respective states of incorporation, (ii) that the Covered Guarantors have the requisite corporate power and authority to enter into and perform the obligations under the Guarantees and (iii) that the Guarantees have been duly authorized, executed and delivered by the Covered Guarantors.

I hereby consent to the use of this letter as an exhibit to the Registration Statement and to the reliance by Weil, Gotshal & Manges LLP as to matters of Minnesota, Nevada and Nebraska law upon this opinion in connection with the opinion to be rendered by them on the date hereof.

Very truly yours,

/s/ Carolyn V. Wolski